June 30, 2003




U. S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

	I hereby authorize Clinton R. Black, IV, Esquire and/or Steven A. Thomas, Esquire, and/or Lisa A. Olivieri,
Esquire and/or Yakov E. Spatz, Esquire to sign and file
Form 4's with the U.S.Securities and Exchange Commission on my behalf. This authorization shall be in effect until December 31, 2003.

					Very truly yours,

					/s/ David D. Smith

					David D. Smith















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